Exhibit 10.1

Execution Copy

TRANSITION SERVICES AGREEMENT

by and among

ALLIED CAPITAL CORPORATION,

A.C. CORPORATION

and

CWCAPITAL INVESTMENTS LLC

Dated as of April 29, 2005

TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT (this “Transition Services Agreement”), dated as of April 29, 2005 is made by and among Allied Capital Corporation, a Maryland corporation (“Allied Capital”), AC Corporation, a Delaware corporation (“AC Corp.” and, together with Allied Capital, “Servicer”) and CWCapital Investments LLC, a Massachusetts limited liability company (“Buyer”). CDP Capital-Financing Inc., a company incorporated under the Quebec Companies Act, is an Affiliate of Buyer and is providing a performance guarantee as provided herein (“Guarantor”).

     WHEREAS, Allied Capital is, both directly and indirectly, engaged in, among other things, the business of (i) investing in certain real estate-related securities (the “Real Estate Securities”), (ii) acting as servicer, special servicer, disposition consultant and/or performing similar functions in connection with the assets underlying certain of the Real Estate Securities (such role, however designated, referred to collectively herein as “Special Servicer”); (iii) originating, acquiring and holding commercial mortgages; and (iv) owning commercial real estate, both through direct investment and as a result of foreclosure on commercial mortgages held by it;

     WHEREAS, contemporaneously herewith, Buyer, Guarantor, Allied Capital and, as applicable, certain of their respective affiliates are entering into (i) a purchase agreement pursuant to which the Real Estate Securities are being sold by Allied Capital to Guarantor (the “Real Estate Securities Purchase Agreement”); (ii) a platform asset purchase agreement pursuant to which certain assets (the “Platform Assets”) are to be sold by Servicer to Buyer (the “Platform Assets Purchase Agreement”), and (iii) a letter of intent (the “REO and Loan Letter of Intent”) which contemplates the transfer of certain other assets (the “Real Estate Assets” and, together with the Real Estate Securities and the Platform Assets, the “CRE Operations and Assets”) by Allied Capital and one or more of its Affiliates to Guarantor or one or more of its Affiliates pursuant to a REO and Loan Purchase Agreement to be negotiated following the date hereof (the “REO and Loan Purchase Agreement” and, together with the Real Estate Securities Purchase Agreement and the Platform Assets Purchase Agreement, the “Purchase Agreements”);

     WHEREAS, closing of the transactions contemplated by the Real Estate Securities Purchase Agreement are expected to occur shortly after the execution of this Transition Services Agreement;

     WHEREAS, closing of the transactions contemplated by the Platform Asset Purchase Agreement and the REO and Loan Letter of Intent (the “Real Estate Assets Transfer”) will occur only following receipt of necessary consents and approvals and the satisfaction of other conditions as provided therein;

     WHEREAS, during the Services Period (as defined below), Buyer desires that Servicer continue to service the CRE Operations and Assets consistent with Servicer’s past practice and, with respect to the CRE Operations and Assets after the sale thereof to Buyer or its Affiliates, on Buyer’s behalf; cooperate with Buyer in seeking all third party consents or approvals required under any Servicing Agreement for the appointment of Buyer or its designee as Special Servicer under such Servicing Agreement, including, with limitation, any rating agency confirmation (collectively, the “Servicing Consents”); and take all other actions reasonably necessary to facilitate the transfer of the Assets to Buyer;

     NOW, THEREFORE, in consideration of the forgoing premises and the promises contained herein, and upon the terms and conditions set forth herein, the parties hereto agree as follows (capitalized terms used but not otherwise defined herein shall have the meaning given to them under the Real Estate Securities Purchase Agreement):

     Section 1. Services Period. (a) For a period commencing on the date hereof and ending on the later to occur of (i) June 30, 2005 or (ii) the closing date on which the Platform Assets are transferred to Buyer (the “Platform Assets Transfer Date”), provided that such period shall not extend past July 31, 2005 (the “Services Period”) or, with respect to the operation of certain hardware and software systems and the provision of related maintenance, support and other information technology services described in Exhibit B (the “IT Operational Services”) and the information technology transition services described in Section 1(d) below and Exhibit B (the “IT Transition Services”), ending on the six (6) month anniversary of the date hereof (the “IT Services Period”), Servicer shall provide or cause to be provided to Buyer the services described in Exhibits A (for the Services Period) and B (for the IT Period) hereto (the “Services”), each with respect to the CRE Operations and Assets. Except as otherwise provided herein, Servicer shall provide or cause to be provided the Services: (i) at quality and quantity levels generally consistent with, or better than, that at which such services were provided with respect to the CRE Operations and Assets during the one year period immediately preceding the date hereof; (ii) for the payments described in Section 4 below. The Services shall be provided by the CRE Employees (as defined in Section 8) who have historically provided such services and, to the extent approved by Buyer, any additional employees or consultants of Servicer.

     (b) With respect to the Real Estate Assets, Servicer agrees to continue its ownership and administration of such assets in the ordinary course of business consistent with past practice, and to otherwise comply with the provisions of the REO and Loan Letter of Intent as it relates to the obligations of Servicer between signing and closing of the Real Estate Assets Transfer (subject to the exceptions set forth in the REO and Loan Letter of Intent or in the definitive REO and Loan Purchase Agreement).

     (c) The parties acknowledge and agree that their mutual intent with respect to the Services is (i) for CRE Employees to continue providing the same type of services with respect to the CRE Operations and Assets as they provide on the date hereof, (ii) for there to be no material change in such services by reason of the changed ownership of the CRE Operations and Assets, and (iii) to put each other in approximately the same economic position as each would have been in had the Platform Asset Transfer occurred contemporaneously herewith. Accordingly, in exchange for the amounts to be paid by Buyer to Servicer in accordance with Section 4, and for other good and sufficient consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree that, during the Services Period (x) commencing at 11:59 pm (in New York, New York) on the date hereof, Servicer shall promptly (but in no event more than three (3) Business Days following Servicer’s receipt) pass through and forward to Buyer all servicing, special servicing, liquidation, workout, disposition agent and related fees and all late fees, default interest, assumption fees, modification fees and other ancillary fees (collectively, the “Servicing Fees”) to which the Servicer, in its role as Special Servicer, is entitled under the related servicing agreement, pooling and servicing agreements, sale and servicing agreements and related agreements pursuant to which Servicer acts as Special Servicer (collectively, the “Servicing Agreements”), and (y) all opportunities for new investments generated by the CRE Employees shall belong to Buyer and Servicer shall not participate in any such investment opportunities.

     (d) With respect to the IT Transition Services and the IT Operational Services (collectively, the “IT Services”), Servicer agrees that it will provide assistance to enable:

     (i) the transition of the CRE Operations and Assets to alternative information technology infrastructure and arrangements that are at least equivalent to those currently in use for the CRE Operations and Assets and which will include the same or equivalent hardware or software as currently used for the CRE Operations and Assets (except to the extent Buyer elects to use alternative hardware or software);

     (ii) the parties to effect the transition with the minimum amount of disruption to the CRE Operations and Assets while providing IT Operational Services at substantially the same or better levels of service and availability as those generally enjoyed by Allied Capital for similar or shared systems; and

     (iii) the parties to effect the transition substantially in accordance with the timelines, plans and checklists to be mutually agreed as part of the IT Transition Services.

     Section 2. Services of CRE Employees. (a) From the date hereof until June 30, 2005, Servicer shall use its commercially reasonable efforts to continue to employ the CRE Employees in the positions they hold on the date hereof or such other positions mutually agreed to by the parties to this Agreement. From June 30, 2005 until the end of the Services Period, Servicer shall use its commercially reasonable efforts to continue to employ the CRE Employees who have received offers of employment from Buyer in the positions they hold on the date hereof, or such other positions mutually agreed to by the parties to this Agreement, until such CRE Employees are hired by Buyer. Servicer shall cause all CRE Employees involved in providing Services under this Agreement to satisfy the standards set forth in Section 1(a) above.

     (b) During the Services Period, at Buyer’s request, Servicer shall provide Buyer with access to all CRE Employees during ordinary business hours and Servicer shall not interfere with Buyer’s access in any manner. Servicer further agrees to provide Buyer with all CRE Employee information reasonably requested by Buyer (to the extent permitted by law), and compensation and employee benefits packages of the CRE Employees.

     (c) Promptly following the date hereof, Servicer shall establish a transition services team with oversight responsibility for the Services and the IT Services, and appoint both a Services leader and a IT Services leader reasonably acceptable to Buyer who shall have primary responsibility for supervising the Services and the IT Services, respectively.

     (d) Servicer and Buyer agree that the employees providing services shall be employees of Servicer and not of Buyer. Servicer shall have sole responsibility for all matters relating to the maintenance of personnel and payroll records, the withholding of payment of federal, state and local income and payroll taxes, the payment of workers compensation and unemployment compensation insurance, salaries, wages and pension, welfare and other fringe benefits and the conduct of all other matters relating to employment. Servicer shall be responsible for directing, controlling and evaluating the manner and means of each employee who provides Services pursuant to this Transition Services Agreement. However, unless otherwise agreed to by Buyer, increases in the benefits or compensation of any of the employees providing Services which occur after the date hereof shall not be included in any of the payments contemplated in Section 4 of this Agreement.

     Section 3. Cooperation on Special Servicing Transfer; Buyer Participation. (a) In addition to and not in lieu of Servicer’s other obligations hereunder, Servicer shall cooperate reasonably with Buyer and its representatives in connection with the steps reasonably required to be taken in order for Buyer to obtain any of the Servicing Consents, and shall furnish, upon request, to the applicable trustee, ratings agency or other appropriate third party such additional information concerning the Real Estate Securities or Servicing Agreements as may be reasonably necessary in order for Buyer to obtain the Servicing Consents.

     (b) Servicer shall continue to act in its role as Special Servicer with respect to the assets underlying the Real Estate Securities in the ordinary course of business consistent with its past practice and shall not resign, provide notice of its intention to resign, or take or fail to take any action which would be reasonably likely to give rise to the termination of Servicer as Special Servicer in connection with the assets underlying any of the Real Estate Securities. In connection with the foregoing, Servicer shall consult with Buyer on matters of a material nature, not take such actions without the consent of Buyer and shall provide Buyer with such updates and other information as may be reasonably requested by Buyer; provided, however, that Servicer shall not be liable to Buyer for any such actions Servicer takes or omits to take at the request of Buyer, except to the extent the Loss arising from such action or inaction arises from Servicer’s failure to carry out such action in accordance with the servicing standard or standard of conduct required under the applicable Servicing Agreement. Nothing herein is intended to relieve Servicer from its duties and obligations as Special Servicer under the Servicing Agreements.

     Section 4. Payment. Buyer shall make payments of amounts owed to Servicer under this Agreement by wire transfer of immediately available funds (to an account designated by Servicer to Buyer in its monthly invoice) as follows:

     (a) Cost of Services.

     (i) Exhibit D sets forth Servicer’s good faith estimate, based on the historical cost of Seller’s ownership and operation of the CRE Operations and Assets, of the actual and direct cost that Servicer will incur each month in connection with its providing Services to Buyer.

     (ii) on or before the first day of each calendar month during the term of this Agreement, (A) Buyer shall confirm which, if any, of the Services Buyer will require from Servicer in such calendar month and (B) Buyer and Servicer shall mutually agree on the cost of such Services based on Exhibit D, as Exhibit D may be adjusted in the good faith judgment of Buyer and Servicer;

     (iii) on the 15th day of each calendar month during the term of this Agreement or, if such day is not a Business Day, the first Business Day thereafter, Servicer shall deliver an invoice to Buyer detailing the agreed upon cost of the Services provided or to be provided to Buyer for the entire calendar month. To the extent that, during the course of a month, circumstances materially change in a manner not anticipated by Servicer and Buyer when they agreed on the cost of Services for such month, the parties will negotiate in good faith as to whether any adjustment to the costs for such month is appropriate;

     (iv) Buyer shall pay each invoice it receives from Servicer in accordance with Section 4(a)(iii) no later than the 31st day of the month in which it is received.

     (b) Expenses. On each monthly invoice described in Section 4(a)(iii), Servicer shall notify Buyer of the amount of expenses incurred by Servicer during the prior month in connection with the retention of consultants and advisors, (provided that Buyer approved such retention), and expenses incurred in connection with servicing the CRE Operations and Assets, and for miscellaneous travel and entertainment expenses related to providing the Services to the extent such expenses are reasonably documented;

     Section 5. Term. This Agreement shall terminate at the end of the Services Period or, with respect to the IT Services, at the end of the IT Services Period; provided, however, that the payment obligations set forth in Section 4 above and the provisions of Sections 8, 9, 10, 11, 13, 14 and Sections 16 through 23 shall survive such termination.

     Section 6. Status of the Parties. In the performance of its obligations under this Agreement, Servicer shall be and is an independent contractor. The relationship between the Servicer and Buyer formed by this Agreement is and shall be solely contractual.

     Section 7. Limitation of Liability. (a) Servicer agrees that except as expressly provided herein, none of Buyer or any of its Affiliates (as defined in the Real Estate Securities Purchase Agreement) shall have any Liability (as defined in the Real Estate Securities Purchase Agreement) to Servicer or any of the Affiliates of Servicer relating to or arising out of (i) actions, inactions, errors or omissions of any employee providing Services, (ii) any work-related injury sustained by any employee providing Services, or (iii) any other event, condition, or matter relating to this Transition Services Agreement or the subject matter hereof, other than liabilities and obligations arising directly out of Buyer’s intentional misconduct.

     (b) Buyer agrees that, after the end of the Services Period and for so long as any employee of Buyer or any of its Affiliates shall continue to occupy space at Servicer’s premises, neither Servicer nor any of its Affiliates shall have any Liability to Buyer or any of its Affiliates for (i) any work-related injury sustained by any such employee or (ii) any actions or inactions of any such employee, other than Liabilities arising directly out of Servicer’s intentional misconduct.

     (c) In no event shall any party hereto be liable to any other party for any punitive, special, indirect, consequential or other damages other than direct damages (except to the extent such damages are imposed on a party to this Agreement by a third party).

     Section 8. Employee Matters. (a) Servicer hereby represents and warrants that Exhibit C lists all current employees of Servicer and its Affiliates (including individuals who are U.S.-based and individuals who are located or performing services outside of the U.S. and including any individual on short-term or long-term disability or other leaves of absence), who are primarily employed by, or otherwise primarily providing services to, the CRE Operations and Assets (the “CRE Employees”) .

     (b) Servicer shall remain solely responsible for all payments and liabilities related to any agreement, contract or other arrangement with the CRE Employees, including but not limited to unemployment compensation, change of control or severance payments or any liabilities payable under retention agreements or arrangements, deferred compensation, employment agreements or arrangements. Servicer shall cooperate reasonably with Buyer to assist Buyer in transitioning any CRE Employees that are hired by Buyer at the end of Services Period.

     (c) Nothing contained herein, expressed or implied, is intended to confer upon any employee any benefits under any benefit plans, programs, policies or other arrangements, including severance benefits or right to employment or continued employment with Buyer or any Affiliate of Buyer for any period by reason of this Agreement. In addition, the provisions of this Agreement, in particular this Section 8, are for the sole benefit of the parties to this Agreement and are not for the benefit of any third party.

     Section 9. Post-Closing Communications. (a) If, after the Platform Assets Transfer Date, Servicer shall receive any mail, funds, cash, checks or other instruments of payment which relate to the CRE Operations and Assets or to which Buyer is otherwise entitled, or any other written notice or communication pertaining to the CRE Operations and Assets (including, without limitation, any notice from a Governmental Entity or insurance company, notices or other documents related to litigation or any other proceeding, return of a recorded document and the like), Servicer shall forward such communication or payment to the Buyer promptly upon receipt thereof in the form received with any necessary endorsements.

     (b) Following the Platform Asset Transfer Date, (i) Buyer may receive and open all mail received by CRE Employees hired by Buyer or any of Buyer’s Affiliates addressed or directed to Servicer, (ii) to the extent that such mail and the contents thereof relate to the CRE Operations and Assets, Buyer may deal with the contents thereof in its sole discretion and (iii) Buyer shall promptly forward any other such mail to Servicer.

     (c) If, after the date hereof, Allied Capital or its Subsidiary (as defined in the Real Estate Securities Purchase Agreement), in its capacity as controlling class representative, operating advisor or other controlling party (“Control Party”) under a CMBS Document or CDO Document (as such terms are defined in the Real Estate Securities Purchase Agreement), receives a notice or request for consent or direction with respect to a proposed action by the master servicer or special servicer thereunder, Allied Capital shall not (and shall cause its Subsidiary not to) take any action with respect to such notice or request or otherwise respond thereto, but shall immediately forward such notice or request to Buyer; provided that, so long as Allied Capital or such Subsidiary complies with the notice provisions of this Section 9(c), neither Allied Capital nor such Subsidiary shall have any liability for Losses (as defined in the Platform Purchase Agreement) arising from such inaction. Additionally, Allied Capital shall and shall cause its Subsidiaries to send any notice required and take any other action required by the related CMBS Document or CDO Document to be sent or taken by Allied Capital or its Subsidiary as the current Control Party to appoint Buyer or its designee as Control Party.

     Section 10. Guaranty. Guarantor hereby unconditionally guarantees the payment and performance by Buyer of all of its obligations set forth in this Agreement.

     Section 11. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three Business Days (as defined in the Real Estate Securities Purchase Agreement) after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Servicer:

Allied Capital Corporation
1919 Pennsylvania Avenue, NW
Washington, DC 20006
Attention: Kelly Anderson
Telecopy: (202) 973-6328

Copy to:

Sutherland, Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, DC 20036-1221
Telephone: (202) 383-0100
Fax: (202) 637-3593
Attention: Cynthia M. Krus, Esq.

If to the Buyer:

CWCapital Investments LLC
One Charles River Place
63 Kendrick Street
Needham, MA 02494
Telephone: (781) 707-9312
Fax: (781) 707-9397
Attention: Jill R. Hyde
Senior Vice President/General Counsel

Copy to:

CWCapital Investments LLC
One Charles River Place
63 Kendrick Street
Needham, MA 02494
Telephone: (781) 707-9307
Fax: (781) 707-9387
Attention: Vern Butler
Chief Technology Officer

Copy to:

CDP Capital-Financing Inc.
1000 Jean-Paul Riopelle
Suite A-300
Montreal (Quebec)
H2Z 2B6
Telephone: (514) 875-3360
Fax: (514) 875-3327
Attention: Corporate Secretary

If to the Guarantor:

CDP Capital-Financing Inc.
1000 Jean-Paul Riopelle
Suite A-300
Montreal (Quebec)
H2Z 2B6
Telephone: (514) 875-3360
Fax: (514) 875-3327
Attention: Corporate Secretary

Copy to:

CWCapital Investments LLC
One Charles River Place
63 Kendrick Street
Needham, MA 02494
Telephone: (781) 707-9312
Fax: (781) 707-9397
Attention: Jill R. Hyde
Senior Vice President/General Counsel

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     Section 12. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, except that Buyer may without the further consent of Servicer assign to one or more of Buyer’s Affiliates the rights of Buyer hereunder with respect hereto; provided that no such assignment shall relieve Buyer of any liability hereunder or any liability under Article VII of the Platform Assets Purchase Agreement or affect any limitations on Servicer’s liability under Article VII of the Platform Assets Purchase Agreement; provided further that, notwithstanding any such assignment (i) any claims by Buyer or its Affiliates for, or relating to, any indemnity under the Platform Assets Purchase Agreement shall be brought by Buyer, and not its Affiliates, and Servicer shall only be obligated to deal with Buyer in connection with any such claims; and (ii) Servicer may seek any indemnity it may be entitled to under the Platform Assets Purchase Agreement solely from Buyer and without having first to seek indemnity from such Affiliates of Buyer. If such assignment is made to more than one Affiliate of Buyer, such Affiliates shall be deemed a single entity for purposes of calculating the limitations on liability of Servicer under Article VII of the Platform Asset Purchase Agreement. No assignment by Buyer pursuant to this Section 12 shall limit or otherwise affect the obligations of Guarantor hereunder.

     Section 13. Amendments. This Agreement cannot be modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

     Section 14. Waivers. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Transition Services Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or waiver of any other condition or breach of any other term, covenant, representation or warranty.

     Section 15. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     Section 16. No Third Party Beneficiaries. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 17. Severability. If any provision of this Transition Services Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there will be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     Section 18. Headings. Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

     Section 19. Standard of Conduct and Interpretation. Each of the parties hereto agrees to use best efforts, in good faith, to carry out the intent and purposes of this Agreement, and any interpretation of this Agreement or of the respective rights and obligations of the parties established thereby shall be consistent with the intent and purposes of this Agreement as stated in the recitals above.

     Section 20. Entire Agreement. This Agreement, the Purchase Agreements, and the agreements to be entered into in connection therewith represent the entire understanding of the parties related to the subject matter contained herein and supersedes all prior agreements, written or oral, with respect thereto.

     Section 21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     Section 22. Confidentiality.

     (a) Servicer acknowledges that information it will receive or access, or has received or accessed, relating to Buyer and Guarantor, Buyer’s and Guarantor’s business or the CRE Operations and Assets (to the extent, as of any date of determination, that CRE Operations and Assets have been transferred to Buyer or its Affiliates) is confidential and of significant value to Buyer (“Buyer Confidential Information”). As between the parties such Buyer Confidential Information shall belong solely to Buyer and includes (i) activities related to investment in real estate-related securities, servicing of assets (including those underlying real estate-related securities and platform assets), originating, acquiring and holding commercial mortgages, owning commercial real estate; (ii) information technology systems, including but not limited to processes, programs, user documentation and other technical information; and (iii) any other activities, information or plans related to Buyer or Guarantor, Buyer’s or Guarantor’s business or the CRE Operations and Assets (to the extent transferred to Buyer). Servicer agrees that it will not use or disclose any Buyer Confidential Information except as expressly allowed by this Agreement.

     (b) Buyer acknowledges that information it will receive or access, or has received or accessed, on Servicer’s premises related to Servicer or Servicer’s business is confidential (“Servicer Confidential Information”). As between the parties such Servicer Confidential Information shall belong solely to Servicer. Buyer agrees that it will not use or disclose any Servicer Confidential Information except as expressly allowed by this Agreement.

     (c) All obligations on Servicer in respect of Buyer Confidential Information, and on the Buyer in respect of Servicer Confidential Information, including those contained in this Section 22,

shall be binding on the parties from the date hereof until the date three years following the termination of the IT Services Period, subject to Section 22(e).

     (d) Servicer agrees in respect of Buyer Confidential Information, and Buyer agrees in respect of Servicer Confidential Information, (i) that it shall take all reasonable measures to maintain such information in confidence and (ii) that it will disclose such information only to employees and consultants who have a need for such Buyer Confidential Information or Servicer Confidential Information, as applicable, and who are subject to written confidentiality obligations in respect of such Buyer Confidential Information or Servicer Confidential Information, as applicable, which are at least as protective as the provisions of this Section 22.

     (e) All obligations of confidentiality set forth in this Agreement shall not apply with respect to information that: (i) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; (ii) is received by the receiving party without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; (iii) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or (iv) was independently developed by employees or consultants of the receiving party without access to Buyer Confidential Information or Servicer Confidential Information, as applicable.

     Section 23. Dispute Resolution.

     (i) The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation. The Parties’ respective leader in relation to the applicable Services shall discuss the dispute in good faith and use reasonable efforts to resolve such dispute. In the event that they cannot resolve the dispute, then the matter shall be submitted to the following senior executives of each Party (the “Senior Executives”):

     For Servicer: Joan Sweeney

     For Buyer: Todd Schuster

     (ii) If so submitted to the Senior Executives, no court action can be taken by either Party prior to conclusion of the proceeding set forth in this paragraph other than the filing of suit to protect against the running of any period of limitations set forth in this Agreement or applicable statute. Any Party may give the other party written notice of any dispute that has not been resolved by the leaders and that needs to be submitted to the Senior Executives. Within ten (10) days after delivery of such a notice, the receiving Party shall submit to the other a written response. The notice and the response shall include a statement of each Party’s position and a summary of arguments supporting that position. Within thirty (30) days after delivery of the disputing Party’s notice, the Senior Executives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored. If the dispute has not been resolved by negotiation within forty five (45) days of the disputing Party’s notice, then either Party may commence a court action in relation to the dispute.

     (iii) All negotiations pursuant to this Section are confidential and shall be treated as settlement negotiations for purposes of applicable rules of evidence; provided, however, nothing in such negotiations shall constitute a waiver of any claims either party may have against the other party, nor shall such negotiations be admissible to prove invalidity of any claim to the extent such negotiations are an attempt to compromise disputed claims.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by and through their representatives thereunto duly authorized, as of the date first above written.

ALLIED CAPITAL CORPORATION

By: /s/ Joan M. Sweeney
Name:
Title:

A.C. CORPORATION

By:/s/ Kelly A. Anderson
Name:
Title:

CWCAPITAL INVESTMENTS LLC

By:/s/ Charles R. Spetka
Name:
Title:

GUARANTOR: CDP CAPITAL-FINANCING INC.

By: /s/ Line Lefevbre
Name:
Title:

By:/s/ Marisa Giannetti
Name:
Title: